[Olshan Grundman Frome Rosenzweig & Wolosky LLP]







                                                     October 1, 1999






Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, D.C.  20549

             Re:      Datatec Systems, Inc.-
                      Registration Statement on Form S-3
                      ----------------------------------

Ladies and Gentlemen:

                  Reference is made to the Registration Statement on Form S-3 dated the date hereof (the "Registration Statement"), filed with the Securities and Exchange Commission by Datatec Systems, Inc., a Delaware corporation (the "Company"). The Registration Statement relates to an aggregate of 533,334 shares (the "Shares") of common stock, par value $.001 per share (the "Common Stock"), which were previously issued by the Company to the selling stockholders named in the Registration Statement.

                  We advise you that we have examined, among other things, originals or copies certified or otherwise identified to our satisfaction of the Certificate of Incorporation and By-laws of the Company, minutes of meetings of the Board of Directors and stockholders of the Company and such other documents, instruments and certificates of officers and representatives of the Company and public officials, and we have made such examination of the law, as we have deemed appropriate as the basis for the opinion hereinafter expressed. In making such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of documents submitted to us as certified or photostatic copies.

                  Based upon the foregoing, we are of the opinion that the Shares have been duly authorized and are validly issued, fully paid and non-assessable.

Securities and Exchange Commission
October 1, 1999
Page -2-


                  We hereby consent to use of this opinion in the Registration Statement and Prospectus, and to the use of our name in the Prospectus under the caption "Legal Matters".

                  We advise you that Robert Friedman, a member of this firm is a director, stockholder and optionholder of the Company. Other members of this firm are also stockholders and optionholders of the Company.

                          Very truly yours,

                          /s/ Olshan Grundman Frome Rosenzweig & Wolosky LLP OLSHAN GRUNDMAN FROME
                          ROSENZWEIG & WOLOSKY LLP